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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 13, 2001


                                SPATIALIGHT, INC.
             (Exact name of registrant as specified in its charter)

                            -----------------------

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
            New York                        000-19828                       16-1363082
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(State or other jurisdiction of      (Commission File Number)      (IRS Employer Identification No.)
         incorporation)
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

                       9 Commercial Boulevard, Suite #200
                            Novato, California 94949
               (Address of principal executive offices) (Zip Code)

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        Registrant's telephone number, including area code (415) 883-1693


          (Former name or former address, if changed since last report)



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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)     Previous Independent Accountants.

        (i) On March 13, 2001, we dismissed KPMG LLP as our independent accountants.

        (ii) The reports of KPMG on our financial statements for the last fiscal year contained no adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

        (iii) The decision to change accountants was approved by our Audit Committee.

        (iv) During the last fiscal year and through March 13, 2001, we had no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to KPMG's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

        (v) During the last fiscal year and through March 13, 2001, there occurred no reportable events (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

(b)     New Independent Accountants.

        We engaged BDO Seidman, LLP as our new independent accountants as of March 13, 2001. We have not consulted with BDO Seidman prior to its engagement regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements or any matter that was either the subject of a disagreement or a reportable event (as such terms are defined in Item 304(a)(1) of Regulation S-K).

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 SPATIALIGHT, INC.


Date:  March 19, 2001            By: /s/ Robert Olins
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                                    Robert Olins
                                    Acting Chief Executive Officer, Secretary
                                    and Treasurer